                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
           FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999


                                                               2000                 1999
                                                           -----------         ------------
Net income (loss)                                          $ 1,248,831         $(10,152,752)
                                                           ===========         ============
Weighted average number of common shares outstanding         7,332,048            7,212,230
                                                           ===========         ============
Basic income (loss) per share                                   $ 0.17              $ (1.41)
                                                           ===========         ============

Weighted average number of common shares outstanding         7,332,048            7,212,230

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                 9,067
   Warrants - Other                                            937,083            1,087,083
    Stock options                                            1,113,967              689,092

Less common stock acquired with net proceeds                (2,045,468)          (1,785,242)
                                                           -----------         ------------
Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                               7,337,630            7,212,230
                                                           ===========         ============
Diluted income (loss) per share                                 $ 0.17              $ (1.41)
                                                           ===========         ============

                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
             FOR THE QUARTERS ENDED MARCH 31, 2000 AND 1999



                                                              2000                  1999
                                                           -----------         ------------
Net loss                                                   $(5,113,449)        $ (2,869,641)
                                                           ===========         ============

Weighted average number of common shares outstanding         7,223,246            7,768,587
                                                           ===========         ============
Basic loss per share                                           $ (0.71)             $ (0.37)
                                                           ===========         ============

Weighted average number of common shares outstanding         7,223,246            7,768,587

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                 9,067
   Warrants - Other                                            937,083            1,087,083
    Stock options                                            1,113,967              689,092

Less common stock acquired with net proceeds                (2,051,050)          (1,785,242)
                                                           -----------         ------------
Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                               7,223,246            7,768,587
                                                           ===========         ============
Diluted loss per share                                         $ (0.71)             $ (0.37)
                                                           ===========         ============